UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2013

SOURCEFIRE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33350	52-2289365
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9970 Patuxent Woods Drive

Columbia, Maryland 21046

(Address of principal executive offices)

Registrant’s telephone number, including area code: (410) 290-1616

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 7, 2013, Sourcefire, Inc., a Delaware corporation (the “Company”), completed its previously announced merger with Cisco Systems, Inc., a California corporation (“Parent”), and Shasta Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 22, 2013 (the “Merger Agreement”), by and among the Company, Parent and the Merger Sub, the Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), the Company became a wholly-owned subsidiary of Parent.

At the Effective Time, each share of the common stock of the Company, par value $0.001 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, Parent, Merger Sub or any Company stockholders who perfected their statutory rights of appraisal under Delaware law) was cancelled and converted into the right to receive $76.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 1.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2013 and which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on October 7, 2013, the Company notified the NASDAQ Global Select market (“NASDAQ”) that each share of Common Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration, and requested that NASDAQ file with the SEC an application on Form 25 to delist and deregister the Common Stock. As of the close of business on October 7, 2013, the Common Stock, which traded under the symbol “FIRE,” ceased trading on, and is being delisted from, NASDAQ. Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that such stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth above under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is hereby incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

A change of control of the Company occurred on October 7, 2013 upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time the Merger Sub merged with and into the Company. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent, with Parent owning all of the Common Stock.

Parent paid $76.00 per share in cash in exchange for each share of the Common Stock and assumed outstanding equity awards for an aggregate total purchase price of approximately $2.7 billion, including retention-based incentives. The cash component of the purchase price was funded from cash and cash equivalents on hand at Parent.

The information set forth in Items 2.01 and 3.03 above and 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company following the Merger. As a result, the following members of the Company’s board of directors resigned pursuant to the Merger Agreement at the Effective Time: Steven R. Polk, John C. Becker, Martin F. Roesch, Michael Cristinziano, Tim A. Guleri, Kevin M. Klausmeyer, Charles E. Peters, Jr., and Arnold L. Punaro. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Furthermore, in connection with the completion of the Merger, each of the Company’s officers ceased to serve as officers of the Company at the Effective Time with respect to their respective positions with the Company, including the following named executive officers of the Company:

Name	Office Held Immediately Prior to Merger
John C. Becker	Chief Executive Officer

Thomas M. McDonough	President and Chief Operating Officer

Todd P. Headley	Chief Financial Officer and Treasurer

Martin F. Roesch	Chief Technology Officer

Marc W. Solomon	Chief Marketing Officer

John G. Negron	Senior Vice President, Worldwide Sales

In addition, in connection with the closing of the Merger and immediately following the Effective Time, individuals designated by Parent were appointed as the sole director and to all officer positions of the Company, including as the Company’s chief executive officer and chief financial officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

In connection with the completion of the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, each of the certificate of incorporation of the Company and the bylaws of the Company was amended and restated in its entirety, until thereafter amended as provided by Delaware law. The Amended and Restated Certificate of Incorporation of Sourcefire, Inc. and the Seventh Amended and Restated Bylaws of Sourcefire, Inc. are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 7, 2013, the Company held its special meeting of the Company’s stockholders (the “Special Meeting”). The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s definitive proxy statement filed with the SEC on September 9, 2013, are as follows:

1.	Adoption of Merger Agreement. The Company’s stockholders approved the adoption of the Merger Agreement. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
27,316,734	44,315	48,488	0

2.	Adjournment. The Company’s stockholders approved the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
25,821,668	1,558,880	28,989	0

3.	Advisory Approval of “Golden Parachute” Compensation. The Company’s stockholders approved, on an advisory (non-binding) basis, the Company’s “golden parachute” compensation arrangements that may be paid or become payable to our named executive officers in connection with the Merger and the agreements pursuant to which such compensation may be paid or become payable. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
17,206,048	9,041,327	1,162,162	0

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 22, 2013, by and among Sourcefire, Inc., Cisco Systems, Inc. and Shasta Acquisition Corp. (filed as Exhibit 1.01 of the Company’s Current Report on Form 8-K filed on July 23, 2013 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Sourcefire, Inc.

3.2	Seventh Amended and Restated Bylaws of Sourcefire, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sourcefire, Inc.

October 7, 2013	By:	/s/ Douglas McNitt
	Name:	Douglas McNitt
	Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 22, 2013, by and among Sourcefire, Inc., Cisco Systems, Inc. and Shasta Acquisition Corp (filed as Exhibit 1.01 of the Company’s Current Report on Form 8-K filed on July 23, 2013 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of Sourcefire, Inc.

3.2	Seventh Amended and Restated Bylaws of Sourcefire, Inc.